                                                                   Exhibit 99.1


-------------------------------------------------------------------------------
             TRACTOR SUPPLY COMPANY REPORTS SECOND QUARTER RESULTS
                      ~ SECOND QUARTER EPS INCREASES 47%~
-------------------------------------------------------------------------------

Nashville, Tennessee, July 14, 2003 - Tractor Supply Company (NASDAQ: TSCO), the largest retail farm and ranch store chain in the United States, today announced the financial results for its second fiscal quarter and six months ended June 28, 2003.

SECOND QUARTER RESULTS

Net income increased 50.3% to $27.4 million, or $1.37 per diluted share, compared to net income of $18.2 million, or $0.93 per diluted share, in the prior year period. Excluding non-recurring incremental pre-opening, transition, training, relocation and store closing expenses related to the Company's purchase of real property and lease rights from Quality Stores, Inc., fiscal 2002 second quarter net income was $21.0 million, or $1.07 per diluted share.

Second quarter net sales grew 14.6% to $449.4 million compared with $392.0 million last year. Same-store sales increased 1.2%, versus last year's strong increase of 11.2%. The Company's sales performance reflects the adverse impact of unseasonably cold, wet weather throughout the quarter and a later-than-expected start to the spring selling season. The sale of seasonal products, including riding lawn mowers and lawn tractors, was adversely impacted. Excluding seasonal products, second quarter same-store sales increased 4.8%. The Company believes neither economic nor competitive factors had a significant impact on the quarter's sales performance.

Gross margin decreased 20 basis points to 30.3%. Improved margins as a result of lower merchandise costs and changes in sales mix were more than offset by an increase in freight costs. Primarily as a result of controlled spending and greater leverage from increased sales, selling, general and administrative expenses decreased 220 basis points to 19.4% of sales. Excluding the effect of the fiscal 2002 incremental store expansion costs referred to above, such expenses decreased 100 basis points.

During the second quarter, the Company opened a total of 13 new stores. This compares to 90 openings in the prior year period when the Company substantially expanded its store base due largely to its purchase of property and lease rights from Quality Stores, Inc. in the first quarter of 2002. The Company also relocated three stores.

Commenting on the Company's second quarter performance, Joe Scarlett, Chairman and Chief Executive Officer stated, "A late Spring and cool, wet weather in many markets made for a challenging second quarter. These conditions had a negative impact on the sell-through of certain seasonal categories during the period. However, we maintained strong top line performance in our core offerings, demonstrating the strength of our position in a unique business niche. Further, through the full team's focus on cost control, our overall bottom line performance was in line with expectations."

FIRST HALF RESULTS

Net income for the first six months of fiscal 2003 was $27.5 million, or $1.38 per diluted share, compared to net income of $14.2 million, or $0.73 per diluted share, in the prior year period. Excluding a $1.9 million cumulative effect of a change in accounting principle in the first quarter of 2003, net income was $29.4 million, or $1.47 per diluted share. These results compare to a fiscal 2002 first half net income of $20.9 million, or $1.08 per diluted share, excluding the aforementioned non-recurring incremental expenses related to the Quality Stores, Inc. acquisition.

For the first six months, net sales increased 23.4% to $723.2 million and same-store sales increased 2.1%, versus last year's strong increase of 12.0%. Gross margin in the first six months remained consistent at 30.0%. Selling, general and administrative expenses decreased 250 basis points to 22.0% of sales. Excluding the effect of the fiscal 2002 incremental store expansion costs referred to above, such expenses decreased 70 basis points. Income from operations for the first six months was 6.7% of sales compared to 6.1%, excluding the expansion costs in the prior year period.

During the first six months, the Company opened a total of 25 new stores compared to 106 in the prior year period and also relocated five stores. As of June 28, 2003, the Company had a total of 458 stores versus 429 as of June 29, 2002. During the balance of fiscal 2003, the Company plans approximately seven additional new store openings and approximately fourteen store relocations.

Mr. Scarlett, concluded, "We are encouraged by our year-to-date results and, consistent with previously provided expectations, our outlook for the balance of 2003 is for sales in the range of $670 to $690 million with net income of $25.0 to $26.5 million. Importantly, there is much to be excited about as we move to the balance of the year and beyond. We have a unique retail niche providing for the life-style needs of our customers, we have programs to develop the team necessary to serve our customers, and we have the financial capacity and culture to succeed and grow to approximately 700 stores over the next four years."

ADOPTION OF NEW ACCOUNTING PROVISION (EITF NO. 02-16)

In the first quarter of 2003 the Company adopted the new accounting guidance for vendor allowances, Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." EITF No. 02-16 provides guidance for when retailers should recognize consideration given by a vendor to a retailer in connection with the sale of the vendor's products or to promote sales of the vendor's products by the retailer. To facilitate year-over-year comparisons, the Company has presented the comparative results discussed above and the financial schedules included at the end of this release as if this required change in accounting had been applied prior to the earliest period presented.

Tractor Supply Company will host a conference call at 9 am Eastern Time tomorrow, July 15, 2003, to discuss the second quarter results. The call will be simultaneously broadcast over the Internet on the Company's website at www.myTSCstore.com and can be accessed under the subheading "Investor Relations."

At June 28, 2003, Tractor Supply Company operated 458 stores in 30 states, focused on supplying the lifestyle needs of recreational farmers and ranchers. The Company also serves the maintenance needs of those who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) livestock and pet products, including everything necessary for their health, care, growth and containment; (2) maintenance products for agricultural and rural use; (3) hardware and tool products; (4) seasonal products, including lawn and garden power equipment; (5) truck, trailer and towing products; and (6) work clothing for the entire family.


---------
Footnotes:

- All comparisons to prior periods are to the respective period of the prior fiscal year unless the context specifically indicates otherwise. All 2002 per share amounts reflect a two-for-one stock split that was distributed in August 2002.

- The 2002 results are presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest period presented, as previously reported in Form 8-K dated April 15, 2003.

- As with any business, all phases of the Company's operations are subject to influences outside its control. This information contains certain forward-looking statements. These statements include reference to certain factors, any one, or a combination, of which could materially affect the results of the Company's operations. These factors include general economic cycles affecting consumer spending, weather factors, operating factors affecting customer satisfaction, consumer debt levels, pricing and other competitive factors, the ability to attract, train and retain qualified employees, the ability to identify suitable locations and negotiate favorable lease agreements on new and relocated stores, the timing and acceptance of new products in the stores, the mix of goods sold, the continued availability of favorable credit sources, capital market conditions in general and the seasonality of the Company's business. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                          (Financial tables to follow)

                             RESULTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    SECOND QUARTER ENDED                              SIX MONTHS ENDED
                                          -----------------------------------------     ------------------------------------------
                                             JUNE 28, 2003          JUNE 29, 2002          JUNE 28, 2003           JUNE 29, 2002
                                          ------------------     ------------------     -------------------     ------------------
                                                                   (PRO FORMA) (1)                                (PRO FORMA) (1)
                                                         (UNAUDITED)                                    (UNAUDITED)
                                                       % of                   % of                    % of                   % of
                                                       Sales                  Sales                   Sales                  Sales
                                                       -----                  -----                   -----                  -----

Net sales                                 $ 449,391    100.0%    $ 392,048    100.0%    $ 723,151     100.0%    $ 585,858    100.0%
Cost of merchandise sold                    313,099     69.7       272,482     69.5       506,062      70.0       409,828     70.0
                                          ---------    -----     ---------    -----     ---------     -----     ---------    -----
   Gross margin                             136,292     30.3       119,566     30.5       217,089      30.0       176,030     30.0
Selling, general and
  administrative expenses                    87,356     19.4        84,610     21.6       159,494      22.0       143,363     24.5
Depreciation and amortization                 4,750      1.1         4,457      1.1         9,204       1.3         7,550      1.2
                                          ---------    -----     ---------    -----     ---------     -----     ---------    -----
   Income from operations                    44,186      9.8        30,499      7.8        48,391       6.7        25,117      4.3
Interest expense, net                           941      0.2         1,148      0.3         1,951       0.3         2,215      0.4
                                          ---------    -----     ---------    -----     ---------     -----     ---------    -----
Income before income taxes and
 cumulative effect of accounting
 change                                      43,245      9.6        29,351      7.5        46,440       6.4        22,902      3.9
Income tax provision                         15,858      3.5        11,128      2.8        17,040       2.3         8,677      1.5
                                          ---------    -----     ---------    -----     ---------     -----     ---------    -----
Net income before cumulative
 effect of accounting change              $  27,387      6.1%    $  18,223      4.7%    $  29,400       4.1%    $  14,225      2.4%
Cumulative effect of accounting
 change, net of tax                              --       --            --       --        (1,888)      0.3            --       --
                                          ---------    -----     ---------    -----     ---------     -----     ---------    -----
Net income                                $  27,387      6.1%    $  18,223      4.7%    $  27,512       3.8%    $  14,225      2.4%
                                          =========    =====     =========    =====     =========     =====     =========    =====

Net income per share, before
 cumulative effect of
 accounting change:
       Basic                              $    1.48              $    1.01              $    1.60               $   0.79
       Diluted                            $    1.37              $    0.93              $    1.47               $   0.73

Net income per share, including
 cumulative effect of
 accounting change:
       Basic                              $    1.48              $    1.01              $    1.49               $   0.79
       Diluted                            $    1.37              $    0.93              $    1.38               $   0.73

Weighted average shares
 outstanding (000's):
       Basic                                 18,539                 18,033                 18,424                  17,963
       Diluted                               20,055                 19,590                 19,958                  19,377

(1) The operating results for the quarter and six months ended June 29, 2002 are presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest period presented.

-------------------------------------------------------------------------------

A summary of 2002 diluted earnings per share (in thousands, except per share amounts) follows:

                                                   SECOND QUARTER                         SIX MONTHS
                                           --------------------------------     ---------------------------------
                                                                  PER SHARE                             PER SHARE
                                           INCOME        SHARES     AMOUNT      INCOME        SHARES      AMOUNT
                                           -------       ------   ---------     -------       ------    ---------
                                                      (UNAUDITED)                           (UNAUDITED)

Net income - as reported                   $17,346       19,590      $0.88      $13,336       19,377      $0.69
Non-recurring store expansion costs
 (net of taxes)                              2,799       19,590       0.14        6,666       19,377       0.34
Change in accounting for vendor funds
 (net of taxes)                                877       19,590       0.05          889       19,377       0.04
                                           -------       ------      -----      -------       ------      -----
                                           $21,022       19,590      $1.07      $20,891       19,377      $1.08
                                           =======      =======      =====      =======      =======      =====

                                 BALANCE SHEET
                                 (IN THOUSANDS)

                                                             JUNE 28,               JUNE 29,
                                                              2003                   2002
                                                            ---------          ---------------
                                                                               (PRO FORMA) (1)
                                                                     (UNAUDITED)

                        ASSETS
Current assets:
    Cash and cash equivalents                               $  17,832             $  15,611
    Accounts receivable, net                                       --                 3,387
    Inventories                                               355,161               319,764
    Prepaid expenses and other current assets                  19,447                30,472
    Assets held for sale                                        2,949                 2,631
    Deferred income taxes                                       7,462                    --
                                                            ---------             ---------
         Total current assets                                 402,851               371,865

Property and equipment, net                                   130,663               120,516
Deferred income taxes                                              --                 2,603
Other assets                                                    2,635                 1,839
                                                            ---------             ---------

TOTAL ASSETS                                                $ 536,149             $ 496,823
                                                            =========             =========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                        $ 189,997             $ 227,718
    Accrued expenses                                           60,934                56,807
    Current maturities of long-term debt                        2,142                 2,142
    Current portion of capital lease obligations                  340                   309
    Deferred income taxes                                          --                   174
    Other current liabilities                                     676                    --
                                                            ---------             ---------
         Total current liabilities                            254,089               287,150

Revolving credit loan                                           9,947                    --
Other long-term debt                                            2,323                 4,465
Capital lease obligations                                       1,993                 2,349
Deferred income taxes                                           1,584                    --
Other long-term liabilities                                     2,346                 3,997

Stockholders' equity:
    Common stock                                                  149                   144
    Additional paid-in capital                                 60,114                48,750
    Retained earnings                                         204,013               151,148
    Accumulated other comprehensive loss                         (409)               (1,180)
                                                            ---------             ---------
         Total stockholders' equity                           263,867               198,862
                                                            ---------             ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 536,149             $ 496,823
                                                            =========             =========

(1) The financial position as of June 29, 2002 has been presented on a pro forma basis, as if the change in accounting principle had occurred prior to the earliest date presented.

                          CHANGE IN ACCOUNTING METHOD
                         IMPLEMENTATION OF EITF 02-16:
              ACCOUNTING BY A CUSTOMER (INCLUDING A RESELLER) FOR
                   CASH CONSIDERATION RECEIVED FROM A VENDOR


In March 2003, the Emerging Issues Task Force reached a final consensus on Issue No. 02-16 ("EITF 02-16"), "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor." This issue involves the accounting and income statement classification for consideration given by a vendor to a retailer in connection with the sale of the vendor's products or for the promotion of sales of the vendor's products. The EITF concluded that such consideration received from vendors should be reflected as a decrease in prices paid for inventory and recognized in cost of sales as the related inventory is sold, unless specific criteria are met qualifying the consideration for treatment as reimbursement of specific, identifiable incremental costs. Prior to adopting this pronouncement, the Company classified all vendor-provided funds as a reduction in selling, general and administrative expenses. Upon adoption at the beginning of fiscal 2003, funds received from vendors are recognized as a reduction of cost of sales as the related inventory is sold.

Following is a summary of operations for the quarter and six months ended June 29, 2002 as originally presented and as if the adoption of EITF 02-16 had occurred prior to 2002:


                                                                                 QUARTER ENDED
                                                        ---------------------------------------------------------------
                                                              JUNE 29, 2002                          JUNE 29, 2002
                                                        -------------------------             -------------------------
                                                               (AS REPORTED)                          (PRO FORMA)
                                                                                 (UNAUDITED)

                                                                            % of                                  % of
                                                                            Sales                                 Sales
                                                                            -----                                 -----

Net sales                                               $392,048            100.0%            $392,048            100.0%
Cost of merchandise sold                                 283,657             72.4              272,482             69.5
                                                        --------            -----             --------            -----
    Gross margin                                         108,391             27.6              119,566             30.5

Selling, general and administrative expenses              74,809             19.1               84,610             21.6
Depreciation and amortization                              4,457              1.1                4,457              1.1
                                                        --------            -----             --------            -----
    Income from operations                                29,125              7.4               30,499              7.8
Interest expense, net                                      1,148              0.3                1,148              0.3
                                                        --------            -----             --------            -----
    Income before income taxes                            27,977              7.1               29,351              7.5
Income tax provision                                      10,631              2.7               11,128              2.8
                                                        --------            -----             --------            -----

Net income                                              $ 17,346              4.4%            $ 18,223              4.7%
                                                        ========            =====             ========            =====

Net income per share - basic                            $   0.96                              $   1.01
                                                        ========                              ========
Net income per share -
 assuming dilution                                      $   0.88                              $   0.93
                                                        ========                              ========

Weighted average shares
 outstanding (000's):
         Basic                                            18,033                                18,033
         Diluted                                          19,590                                19,590

                                                                                SIX MONTHS ENDED
                                                        ----------------------------------------------------------------
                                                             JUNE 29, 2002                          JUNE 29, 2002
                                                        -------------------------              -------------------------
                                                             (AS REPORTED)                             (PRO FORMA)
                                                                                 (UNAUDITED)

                                                                            % of                                  % of
                                                                            Sales                                  Sales
                                                                            -----                                  -----

Net sales                                               $585,858            100.0%             $585,858            100.0%
Cost of merchandise sold                                 425,488             73.2               409,828             70.0
                                                        --------            -----              --------            -----
    Gross margin                                         160,370             26.8               176,030             30.0

Selling, general and administrative expenses             129,096             28.0               143,363             24.5
Depreciation and amortization                              7,550              1.6                 7,550              1.2
                                                        --------            -----              --------            -----
    Income from operations                                23,724             (2.8)               25,117              4.3
Interest expense, net                                      2,215              0.6                 2,215              0.4
                                                        --------            -----              --------            -----
    Income before income taxes                            21,509             (3.4)               22,902              3.9
Income tax provision                                       8,173             (1.3)                8,677              1.5
                                                        --------            -----              --------            -----

Net income                                              $ 13,336             (2.1)%            $ 14,225              2.4%
                                                        ========            =====              ========            =====

Net income per share - basic                            $   0.74                               $   0.79
                                                        ========                               ========
Net income per share - assuming dilution                $   0.69                               $   0.73
                                                        ========                               ========

Weighted average shares
 outstanding (000's):
         Basic                                            17,963                                 17,963
         Diluted                                          19,377                                 19,377

                                 BALANCE SHEET
                                 (IN THOUSANDS)


                                                             JUNE 29,               JUNE 29,
                                                              2002                   2002
                                                          -------------          -----------
                                                          (AS REPORTED)          (PRO FORMA)
                                                                      (UNAUDITED)

                          ASSETS
Current assets:
    Cash and cash equivalents                               $  15,611             $  15,611
    Accounts receivable, net                                    3,387                 3,387
    Inventories                                               328,500               319,764
    Prepaid expenses and other current assets                  21,705                30,472
    Assets held for sale                                        2,631                 2,631
    Deferred income taxes                                          --                    --
                                                            ---------             ---------
         Total current assets                                 371,834               371,865

Property and equipment, net                                   120,516               120,516
Deferred income taxes                                           2,603                 2,603
Other assets                                                    1,839                 1,839
                                                            ---------             ---------

TOTAL ASSETS                                                $ 496,792             $ 496,823
                                                            =========             =========



         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                        $ 227,718             $ 227,718
    Accrued expenses                                           56,857                56,807
    Current maturities of long-term debt                        2,142                 2,142
    Current portion of capital lease obligations                  309                   309
    Deferred income taxes                                         174                   174
    Other current liabilities                                      --                    --
                                                            ---------             ---------
         Total current liabilities                            287,200               287,150

Revolving credit loan                                              --                    --
Other long-term debt                                            4,465                 4,465
Capital lease obligations                                       2,349                 2,349
Deferred income taxes                                              --                    --
Other long-term liabilities                                     3,997                 3,997

Stockholders' equity:
    Common stock                                                  144                   144
    Additional paid-in capital                                 48,750                48,750
    Retained earnings                                         151,067               151,148
    Accumulated other comprehensive loss                       (1,180)               (1,180)
                                                            ---------             ---------
         Total stockholders' equity                           198,781               198,862
                                                            ---------             ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 496,792             $ 496,823
                                                            =========             =========